Exhibit 99.1

Safety Shot Partners with Launchpad to Tap into the Large and Influential College Student Market

Launchpad’s Network All Roads Travel (ART) Will Help Raise Brand Awareness for Safety Shot Among Millions of U.S. College Students

JUPITER, Fla., September 19, 2024 /Globe Newswire/ — Safety Shot, Inc. (Nasdaq: SHOT) (“Safety Shot” or “the Company”), a wellness company behind the first patented wellness product on Earth that lowers blood alcohol content in as little as 30 minutes by supporting its metabolism, has partnered with Launchpad, a dynamic marketing agency that specializes in college student-focused marketing solutions.

The Company will be utilizing Launchpad’s network All Roads Travel (ART), the #1 College Tour Operator in the nation, to raise brand awareness for the Safety Shot product among college students.

ART’s campaigns have a nationwide reach spanning over 100 major campuses across the United States. These campaigns tap into thousands of existing student ambassadors, providing brands direct access to highly engaged student communities. ART has successfully executed campaigns with renowned brands such as Fashion Nova, Celsius, 818 Tequila, and more, with a focus on college markets. Ambassadors are influential both online and offline, creating organic content across key platforms including Tik Tok.

As part of the Safety Shot partnership, ATR will leverage peer-to-peer marketing, product trials, and will engage in ambassador-led activities on campuses and on social media. Ambassadors will organize events, manage product sampling, create and share content, and build communities that promote the Safety Shot brand across their campuses.

College students are educated, brand-loyal consumers. The college market is geographically stable and there are over 21 million college students enrolled across the country boasting a whopping $593 billion in spending power. 1

1 https://www.refuelagency.com/blog/college/spending-habits-of-college-students/#:~:text=The%20over%2021%20million%20college,learning%20environments%2C%20and%20social%20world.

“This partnership will drive organic awareness, growth, and engagement for Safety Shot, establishing it as a must-have product among college students,” said Safety Shot CEO Jarett Boon. “With years of experience managing large-scale ambassador teams, ART has a deep understanding of the college demographic. With roughly 20 million college students in the U.S., the potential for the Safety Shot brand to win big with this generation is huge. This is a specific market that loves to have fun but also needs to study and pass their exams. Safety Shot promotes rapid alcohol detoxification and sobriety. This partnership could help us achieve remarkable brand awareness with one of the biggest demographics in the country,” Boon added.

“We’re excited to partner with Safety Shot and bring their unique product to life on some of the most influential college campuses across the country. This partnership represents a great opportunity to harness the power of peer-driven marketing and build lasting brand loyalty among students,” stated the Director of Partnerships & Growth at All Roads Travel.

ART and Safety Shot plan to expand the ambassador program to additional campuses over time, which will increase brand visibility and engagement. By combining ART’s expertise in student engagement with Safety Shot’s innovative product, the partnership holds strong potential for long-term growth and expansion across the college market.

For more information on Safety Shot, visit www.drinksafetyshot.com and Amazon.

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Safety Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Safety Shot is available for purchase online at DrinkSafetyShot.com and Amazon. The Company is introducing business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars throughout 2024.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding Safety Shot’s ability to develop and commercialize a product that lowers blood alcohol content, the timing, progress and results of non-clinical studies and clinical trials, including our product development plans and strategies, Safety Shot’s future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on Safety Shot’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, our ability to comply with applicable U.S. and foreign laws, rules, and regulations, product liability claims, our ability to develop and market Safety Shot and the risks and uncertainties that are described more fully in the section titled “Risk Factors” in Safety Shot’s Form 10-Q for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission on August 15, 2024, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Safety Shot undertakes no duty to update such information except as required under applicable law.

Media and Investor Contact:

Autumn Communications

Jess Weinberger

Phone: 201-213-3239

Email: shot@autumncommunications.com

Investor Relations

Medon Michaelides

Phone: 561-244-7100

Email: investors@drinksafetyshot.com